The China Fund, Inc. (CHN) August 2002

In brief...	at July 31, 2002

Net Asset Value per share*	US$15.80

Market Price*	US$12.46

Premium/Discount*	-21.13%

Fund size*	US$159.12m

*Source: State Street Corporation/Martin Currie Inc

	China Fund NAV	MSCI Golden Dragon
1 month return*	-4.1%	-4.9%

1 year return*	11.9%	-6.2%

Manager’s commentary

Guano — that’s bird manure to you — was at the heart of the recent worsening in cross-strait relations. The sovereign state of Nauru and its 12,000 inhabitants are facing exhaustion of the guano reserves on which the island’s economy is based. They decided to accept a helping hand from Beijing, and switched recognition from the Republic of China on Taiwan to the People’s Republic of China. The timing of this announcement, July 20th, came the day before president Chen Shui-bian was due to be sworn in as the chairman of his party, the DPP. Angered at this snub, the president (or “president” as he is called in PRC newspapers) spoke of Taiwan “walking its own way” and is considering legislation that would allow a referendum on independence. It is hoped that this dispute will be short. The leadership in Beijing is preoccupied with delicate negotiations on the transfer of power to the next generation. Talk of the 16th party congress being delayed until November hints that this might not be going as smoothly as predicted.

Another group up to their knees in ordure was the management of the Hong Kong Stock Exchange. On July 24th, it published an ill-considered plan to de-list stocks priced under HK$0.50. This plan was hastily scrapped, but not before causing the collapse in the value of shares with low unit prices. This affected four stocks held by your Fund (Lifetec, Essex Biotech, Jackin and Technology Ventures), of which we can now buy more at bargain prices. Premier Zhu Rongji’s comments that the rich are not paying enough taxes were also not helpful to small cap, private sector stocks.

It will come as no surprise then that the Chinese markets and the net asset value of your Fund were unable to resist the gravitational pull of falling US markets. The NAV fell by 4.1%, while the MSCI Golden Dragon index fell by 4.9%. The Fund’s market price fell more sharply (by 9.5%) causing the discount to widen back to 21%.

There was some pressure from new equity supply during the month. We subscribed to the private sector, chargeable battery maker BYD. But we did not participate in Bank of China (too expensive, in our opinion, at 1.65x price-to-book) or in CK Life Sciences. Recent result announcements have been mixed.

There is a danger that managements will use the pervading atmosphere of irrational gloom and accounting worries to disguise poor results.

Investment strategy

As of July 31st, your Fund was 99.2% invested with holdings in 60 companies. Of the portfolio, 5.5% is invested in unlisted securities. Apart from the addition of BYD, we made little change to the composition of the Fund in July. We added to positions in Sina.com and Chinadotcom. Meanwhile, after disappointing results, we reduced our position in Asia Dekor. In Taiwan, where the price of electronic stocks has fallen sharply, we invested in the digital camera maker Premier Image.

In the Fund, we continue to concentrate on private sector companies geared to the health of the domestic economy; China Q2 GDP growth was recorded at 8%, compared to 1.1% in the US. One can quibble with the accuracy of Chinese statistics, but the gap is still a large one. Nevertheless, we do not expect the US economy to slip back into recession, and, with its undervalued currency, we expect China to increase its share of imports. For this reason, we have maintained holdings in a few of the most competitive exporters.

Chris Ruffle

No new direct investments were closed in July. The Direct Investment Manager has been reviewing potential investments which are in consumer electronics, fashion retailing and chemical fiber (for textile use) manufacturing.

KOH Kuek Chiang

Source: Martin Currie Inc

at July 31, 2002

Fund details*

Market cap	US$125.51m

Shares outstanding	10,073,173 shares

Exchange listed	NYSE

Listing date	July 10, 1992

Investment manager	Martin Currie Inc

Direct investment manager	Asian Direct Capital Management

15 largest listed investments* (49.3%)

TCL International	Information technology	7.1%

Taipei Bank	Financials	5.1%

Chunghwa Telecom	Telecommunications	4.4%

Fountain Set Holdings	Materials	4.0%

Wah Sang Gas Holdings	Energy	3.0%

Zhejiang Expressway	Utilities	2.9%

Yanzhou Coal Mining	Energy	2.8%

Phoenixtec Power	Consumer staples	2.8%

Synnex Technologies	Consumer discretionary	2.7%

Brilliance China	Consumer discretionary	2.6%

Ho Tung Chemical	Materials	2.5%

Sinopac Holdings	Financials	2.5%

Shanghai Friendship Group	Diversified	2.5%

Want Want Holdings	Consumer staples	2.2%

Cheng Shin Ind	Industrials	2.2%

Sector allocation*

	% of	MSCI Golden
	net assets	Dragon %
Information technology	19.0	22.2

Industrials	14.2	15.0

Financials	14.0	30.5

Consumer discretionary	10.9	5.5

Consumer staples	9.9	0.6

Materials	8.2	5.7

Utilities	7.8	9.6

Telecommunications	7.3	7.5

Health care	5.1	0.1

Energy	2.8	3.3

Cash	0.8	—

Total	100.0	100.0

Asset allocation* (%)

Direct investments* (7.2%)

A-S China Plumbing Products	Consumer discretionary	2.0%

Captive Finance	Financials	1.9%

Kowloon Development (34 HK)	Real estate	1.7%

Moulin International (2004 CB)	Manufacturing	1.3%

New World Sun City	Real estate	0.3%

Performance* (in US$ terms)

	NAV	Market price
	%	%
One month	-4.1%	-9.5%

Calendar year to date	4.7%	0.3%

3 years**	4.8%	5.2%

Fund performance

	One	Three	Year	One	Three**	Five**	Since#**
	month	months	to date	year	years	years	launch
The China Fund, Inc.	-4.1	-5.8	4.7	11.9	4.8	-5.8	3.2

MSCI Golden Dragon	-4.9	-13.9	-9.5	-6.2	-11.3	-11.9	—

Hang Seng Chinese Enterprise Index	-5.6	-0.4	16.4	3.2	-5.4	-17.9	—

Source: * State Street Corporation/Martin Currie Inc. # The Fund was launched on July 10, 1992 ** Annualized Return

Performance in perspective

The China Fund Inc.

The China Fund Inc. Premium/discount

Dividend History Chart*

All charts as of July 31, 2002.
*Source: State Street Corporation

The portfolio — in full	at July 31, 2002

					% of
Sector	Company (code)	Price	Holding	Value $	portfolio
Hong Kong 45.2%

TCL International Holdings Ltd	1070 HK	HK$2.35	37,318,000	11,362,925	7.1%

Fountain Set (Holdings) Ltd	420 HK	HK$3.20	15,250,000	6,256,450	3.9%

Wah Sang Gas	8035 HK	HK$1.21	30,998,000	4,808,695	3.0%

Zhejiang Expressway Co., Ltd	576 HK	HK$2.58	13,864,000	4,532,490	2.8%

Yanzhou Coal Mining Co.	1171 HK	HK$2.85	12,200,000	4,496,824	2.8%

Brilliance China Automotive Holdings, Ltd	1114 HK	HK$1.16	23,300,000	4,172,463	2.6%

BYD Co	1211 HK	HK$12.20	2,200,000	3,469,253	2.2%

TPV Technology, Ltd	903 HK	HK$2.35	9,968,000	2,409,284	1.9%

China Rare Earth	0769 HK	HK$1.57	13,900,000	2,797,839	1.8%

Asia Satellite Telecommunications Holdings	1135 HK	HK$11.10	1,693,000	2,800,051	1.5%

China Mobile (Hong Kong) Ltd	941 HK	HK$21.60	780,000	2,170,014	1.4%

Sinopec Yizheng Chemical	1033 HK	HK$1.09	14,694,000	2,034,567	1.3%

Shangri-La Asia, Ltd	69 HK	HK$5.55	2,544,000	1,810,165	1.1%

LifeTec Group, Ltd	1180 HK	HK$0.18	77,408,000	1,786,350	1.1%

Natural Beauty Bio-Technology Ltd	157 HK	HK$0.72	19,000,000	1,753,857	1.1%

Tack Fat Group International Ltd	928 HK	HK$0.53	25,296,000	1,718,842	1.1%

Mainland Headwear Holdings	1100 HK	HK$2.68	5,000,000	1,714,755	1.1%

Geomaxima	702 HK	HK$0.78	15,900,000	1,590,010	1.0%

Arcontech, Corp	8097 HK	HK$0.77	15,386,000	1,538,610	1.0%

Anhui Expressway	955 HK	HK$1.56	7,568,000	1,513,610	0.9%

China Overseas Land & Investment, Ltd	688 HK	HK$0.76	14,200,000	1,383,599	0.9%

Anhui Conch Cement	914 HK	HK$2.38	4,250,000	1,294,079	0.8%

Chen Hsong Holding, Ltd	57 HK	HK$1.45	6,630,000	1,232,508	0.8%

Essex Bio-Technology Ltd	8151 HK	HK$0.32	25,418,166	977,628	0.6%

Sino Golf Holdings Ltd	361 HK	HK$0.75	7,404,000	702,435	0.4%

Leefung-Asco Printers Holdings Ltd	623 HK	HK$0.94	3,602,000	434,090	0.3%

Hong Kong Pharmaceuticals Holdings Ltd	182 HK	HK$1.00	3,200,000	410,259	0.3%

Jackin International	630 HK	HK$0.21	15,032,000	400,856	0.2%

Technology Venture Holdings Ltd	61 HK	HK$0.28	6,528,000	234,3409	0.2%

Taiwan 35.7%

Taipei Bank	2830 TT	NT$26.90	10,115,400	8,107,993	5.1%

Chunghwa Telecom Co., Ltd	2412 TT	NT$47.80	4,908,000	6,990,537	4.4%

Phoenixtec Power Co., Ltd	2411 TT	NT$25.30	5,843,000	4,404,884	2.8%

Synnex Technologies International, Corp	2347 TT	NT$42.70	3,392,400	4,316,313	2.7%

Ho Tung Chemical, Corp	1714 TT	NT$17.50	7,732,950	4,032,379	2.5%

Sinopac Holdings Co	2890 TT	NT$14.60	9,186,991	3,996,724	2.5%

Cheng Shin Rubber	2105 TT	NT$36.80	3,180,000	3,487,008	2.2%

Pacific Construction Co., Ltd	2506 TT	NT$3.05	32,841,000	2,984,656	1.9%

Choice Lithograph, Inc	9929 TT	NT$12.95	6,712,110	2,590,043	1.6%

Polaris Securities Co., Ltd	6011 TT	NT$11.60	7,346,164	2,539,199	1.6%

Tong Yang	1319 TT	NT$22.80	3,532,000	2,399,571	1.5%

Advantech Co., Ltd	2395 TT	NT$64.50	1,150,920	2,211,989	1.4%

Merry Electronics	2439 TT	NT$44.70	1,651,400	2,199,570	1.4%

Elan Microelectronics	2458 TT	NT$33.60	1,800,000	1,802,145	1.1%

Lian Hwa Foods	1231 TT	NT$16.60	3,259,000	1,612,020	1.0%

Tainan Enterprises	1473 TT	NT$39.10	1,259,000	1,466,833	0.9%

Ability Enterprise Corp	2374 TT	NT$26.30	1,802,000	1,412,175	0.9%

Premier Image Technology	2394 TT	NT$46.30	190,800	263,231	0.2%

B shares 4.7%

Shanghai Friendship Group Co., Inc	900923 CH	US$0.94	4,143,132	3,911,116	2.5%

Luthai Textile Co., Ltd	200726 CH	HK$6.20	2,599,829	2,066,544	1.3%

Shanghai Matsuoka, Co	900955 CH	US$1.53	981,850	1,501,249	0.9%

New York 2.5%

Chinadotcom, Corp	China US	US$2.30	1,209,400	2,963,030	1.9%

Sina.Com	Sina US	US$1.89	481,000	937,950	0.6%

Singapore 3.9%

Want Want Holdings, Ltd	WANT SP	US$0.74	4,800,000	3,552,000	2.2%

People’s Food Holding	PFH SP	S$0.99	4,400,000	2,483,126	1.6%

Asia Dekor Holdings, Ltd	ADH SP	US$0.05	3,819,000	171,855	0.1%

Direct 7.2%

A-S China Plumbing Products, Ltd			450	3,199,999	2.0%

Captive Finance Ltd			2,000,000	3,045,000	1.9%

Kowloon Development	34 HK		6,520,000	2,758,479	1.7%

Moulin International Holdings, Ltd (2004 CB)			2,000,000	2,003,922	1.3%

New World Sun City, Ltd			83	449,422	0.3%

Cash 0.8%

Objective

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the new policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

Contacts

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
http://www.chinafundinc.com

Important Information: This newsletter is issued by Martin Currie Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland. Martin Currie Inc is regulated by the FSA and registered with the Securities Exchange Commission as an investment adviser. Information herein is believed to be reliable but has not been verified by Martin Currie Inc. Martin Currie Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. This newsletter does not constitute an offer of shares. Martin Currie Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies, or financial instruments referred to herein. Investors are advised that they will not generally benefit, from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the Financial Services Authority for the protection of investors nor benefit from the United Kingdom Financial Services Compensation Scheme nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom. Please remember that past performance is not necessarily a guide to the future. Market and currency movements may cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.